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                                  EXHIBIT 23.1
                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of QRS Corporation on Form S-8 of our report dated February 4, 2000 (March 20, 2000 as to Note 17), appearing in the Annual Report on Form 10-K of QRS Corporation for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP


San Jose, California
April 20, 2000